Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

Intelsat Jackson Holdings S.A.

(Exact name of obligor as specified in its charter)

Luxembourg
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

TABLE OF ADDITIONAL REGISTRANTS

Name	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Intelsat S.A.	Luxembourg	4899	98-0346003
Intelsat (Luxembourg) S.A.	Luxembourg	4899	N/A
Intelsat Intermediate Holding Company S.A.	Luxembourg	4899	N/A
Intelsat Phoenix Holdings S.A.	Luxembourg	4899	N/A
Intelsat Subsidiary Holding Company S.A.	Luxembourg	4899	N/A
Intelsat Operations S.A.	Luxembourg	4899	N/A
AccessPAS, Inc.	Delaware	4899	06-1586835
Intelsat (Gibraltar) Limited	Gibraltar	4899	N/A
Intelsat (Luxembourg) Finance Company S.a.r.l.	Luxembourg	4899	N/A
Intelsat (Poland) Sp. z.o.o.	Poland	4899	N/A
Intelsat Asia Carrier Services, Inc.	Delaware	4899	06-1532021
Intelsat Corporation	Delaware	4899	95-4607698
Intelsat Global Sales & Marketing Ltd.	England and Wales	4899	N/A
Intelsat Global Service LLC	Delaware	4899	52-2293595
Intelsat Holdings LLC	Delaware	4899	98-0446524
Intelsat International Employment, Inc.	Delaware	4899	06-1475361
Intelsat International Systems LLC	Delaware	4899	06-1407851
Intelsat License Holdings LLC	Delaware	4899	27-4403948
Intelsat License LLC	Delaware	4899	98-0446542
Intelsat New Dawn (Gibraltar) Limited	Gibraltar	4899	N/A
Intelsat Satellite LLC	Delaware	4899	98-0446524
Intelsat Service and Equipment Corporation	Delaware	4899	06-1614545
Intelsat Subsidiary (Gibraltar) Limited	Gibraltar	4899	N/A
Intelsat UK Financial Services Ltd.	England and Wales	4899	N/A
Intelsat USA License LLC	Delaware	4899	02-0558637
Intelsat USA Sales LLC	Delaware	4899	52-2334388
PanAmSat Capital Corporation	Delaware	4899	06-1371155
PanAmSat Communications Japan, Inc.	California	4899	95-3976181
PanAmSat Europe Corporation	Delaware	4899	20-3131299
PanAmSat India Marketing, L.L.C.	Delaware	4899	N/A
PanAmSat India, Inc.	Delaware	4899	06-1532023
PanAmSat International Holdings, LLC	Delaware	4899	95-4130814
PanAmSat International Sales, Inc.	Delaware	4899	06-1532018
PanAmSat International Systems Marketing, L.L.C.	Delaware	4899	N/A
PanAmSat Services, Inc.	Delaware	4899	06-1377869
PAS International LLC	Delaware	4899	N/A
Southern Satellite Corporation	Connecticut	4899	06-1396534
Southern Satellite Licensee Corporation	Delaware	4899	06-1532182
USHI, LLC	Delaware	4899	95-4130816

The address of each of the additional registrants is c/o Intelsat S.A., 4 rue Albert Borschette, L-1246, Luxembourg, Luxembourg.

(Address of principal executive offices)	(Zip code)

7 1/4% Senior Notes due 2019

and

7  1/2% Senior Notes due 2021

(Title of the indenture securities)

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee. Not applicable.

Item 16.	List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC, file number 333-130784.

**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit T3G to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation, file number 022-28721.

***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc., file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 12th day of December, 2011.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Martin G. Reed
Martin G. Reed
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business September 30, 2011, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$18,415
Interest-bearing balances		68,507
Securities:
Held-to-maturity securities		0
Available-for-sale securities		172,686
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		859
Securities purchased under agreements to resell		17,996
Loans and lease financing receivables:
Loans and leases held for sale		28,871
Loans and leases, net of unearned income	700,233
LESS: Allowance for loan and lease losses	16,825
Loans and leases, net of unearned income and allowance		683,408
Trading Assets		38,062
Premises and fixed assets (including capitalized leases)		8,098
Other real estate owned		4,769
Investments in unconsolidated subsidiaries and associated companies		518
Direct and indirect investments in real estate ventures		108
Intangible assets
Goodwill		21,171
Other intangible assets		23,005
Other assets		55,781

Total assets		$1,142,254

LIABILITIES
Deposits:
In domestic offices		$797,541
Noninterest-bearing	202,607
Interest-bearing	594,934
In foreign offices, Edge and Agreement subsidiaries, and IBFs		87,450
Noninterest-bearing	1,897
Interest-bearing	85,553
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		5,657
Securities sold under agreements to repurchase		12,477

Dollar Amounts In Millions
Trading liabilities	23,501
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	35,308
Subordinated notes and debentures	18,407
Other liabilities	37,319

Total liabilities	$1,017,660

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	99,254
Retained earnings	18,795
Accumulated other comprehensive income	4,823
Other equity capital components	0

Total bank equity capital	123,391
Noncontrolling (minority) interests in consolidated subsidiaries	1,203

Total equity capital	124,594

Total liabilities, and equity capital	$1,142,254

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan

        EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf                                                          Directors

Carrie Tolstedt

Avid Modjtabai